Exhibit 99.1
For Immediate Release
Contact:
Carrie McIntyre
SVP, Treasurer
(703) 387-3320
Interstate Hotels & Resorts Reports Strong Second-Quarter 2006 Results
RevPAR increases 11.2 Percent; Raises Full-Year Earnings Guidance
     ARLINGTON, Va., August 8, 2006—Interstate Hotels & Resorts (NYSE: IHR), the nation’s largest independent hotel management company, today reported operating results for the second quarter ended June 30, 2006; and raised its 2006 full-year earnings guidance. The company’s performance for the second quarter and first half 2006 includes the following (in millions, except per share amounts):

	Second Quarter		Year-to-Date
	2006	2005	2006	2005
Total revenue (1)	$59.8	$54.2	$119.2	$100.3
Net income	3.0	1.7	3.8	0.3
Diluted earnings per share	0.10	0.06	0.12	0.01
Adjusted EBITDA (2)	8.5	7.8	22.6	11.2
Adjusted net income (2)	3.1	2.6	8.8	1.7
Adjusted diluted EPS (2)	0.10	0.09	0.28	0.06

(1)	Total revenue excludes other revenue from managed properties (reimbursable costs).

(2)	Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS are non-GAAP financial measures and should not be considered as an alternative to any measures of operating results under GAAP. See further discussion of non-GAAP financial measures and reconciliation to net income later in this press release.
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     Highlights for the second quarter include:
•	Achieved an 11.2 percent increase in revenue per available room (RevPAR) for the company’s same-store[3] hotel portfolio;

•	Acquired ownership interests in three joint ventures, owning eight hotels;

•	Acquired an additional wholly-owned hotel;

•	Achieved strong operating results at the company’s two other wholly-owned hotels;

•	Attained positive results at the company’s BridgeStreet Worldwide Inc. corporate housing subsidiary, led by the London, Chicago and New York markets.
Hotel Operating Results
     Same-store RevPAR for all managed hotels in the second quarter of 2006 increased 11.2 percent to $92.77, which exceeded the upper end of the company’s guidance. Average daily rate (ADR) advanced 8.1 percent to $121.43, and occupancy increased 3.0 percent to 76.4 percent.
     Same-store RevPAR for all full-service managed hotels increased 11.6 percent to $97.52, ADR rose 8.0 percent to $127.36, with occupancy improving 3.4 percent to 76.6 percent.
     Same-store RevPAR for all select-service managed hotels increased 9.2 percent to $73.75, led by a 8.0 percent gain in ADR to $97.41 and a 1.2 percent improvement in occupancy to 75.7 percent.
     “Our robust results during the second quarter were led by significant operating gains at our managed properties, the continued strong performance of our BridgeStreet corporate housing division, and outstanding results at our owned hotels,” said Thomas F. Hewitt, chief executive officer. “The Hilton Concord Hotel near San Francisco and the Hilton Durham near Duke
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[3]	Please see footnote 6 to the financial tables within this press release for a detailed explanation of “same-store” operating statistics

Interstate

University in North Carolina, two of our wholly-owned hotels, continue to exceed our expectations. Both hotels delivered impressive RevPAR growth in excess of 20 percent in the second quarter,” Hewitt noted. “Our third wholly-owned hotel, the Hilton Garden Inn Baton Rouge, was acquired in late June and is on track to meet our expectations.”
Execution of Growth Strategy
     The company continued to execute on its growth strategy in the second quarter, acquiring ownership interests in a total of nine hotels, primarily in joint ventures. “We continued to pursue our acquisition growth strategy with select partners and were able to source and execute transactions that offered attractive operating fundamentals in a very competitive real estate market. We have an active pipeline of acquisition opportunities with new and existing joint venture partners, as well as investments for our own account,” Hewitt noted.
     During the quarter, the company completed four transactions to acquire interests in nine hotels outlined below:

			% Inv.	$
Property	Location	# of Rooms	Interest	Investment
Hilton Garden Inn	Baton Rouge, La.	131	100%	$14.5 million
Residence Inn portfolio (6 hotels)	Cleveland, Ohio	825	15%	$3.9 million
Doral Tesoro Hotel	Dallas/Ft. Worth,
& Golf Club	Texas	286	21%	$2.0 million
The Statehouse Inn	Boise, Idaho	112	10.9%	$0.5 million
     “We also announced during the quarter that Interstate has been selected to manage an $850 million premier condo/resort project in Las Vegas,” he said. “The 1,100-unit Pinnacle Condominium Resort is scheduled to break ground this fall and open in mid-2009. The resort
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will offer its condominium owners the opportunity to place their units in a rental arrangement, an area where Interstate has proven expertise.”
BridgeStreet Division
     Hewitt noted that the company’s BridgeStreet corporate housing division reported another quarter of solid results. “We continue to achieve smart growth through the careful management of inventory levels, both locally and internationally,” he said. “Our second quarter revenue was up 6.9 percent on 1.3 percent fewer units, as we continue to focus on tight inventory control. Occupancy was nearly 93 percent.”
     BridgeStreet benefited from a strong Chicago market including the recent acquisition of Twelve Oaks Corporate Housing. The company continued to expand in London, where it is the market leader and expects to add more units by year-end. “We also achieved outstanding results in the New York market which we expect to continue into the second half of the year,” Hewitt added.
Balance Sheet
     On June 30, 2006, Interstate had:
•	Total cash of $3.3 million.

•	Total debt of $81.6 million, consisting of $62.6 million of senior debt and $19 million of non-recourse mortgage debt.
     “Our debt balance is $3.5 million lower than at December 31, 2005, and is up only modestly from the first quarter of this year, despite investing over $20 million in joint venture and wholly-owned hotel acquisitions during the second quarter of 2006,” said Bruce Riggins,
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chief financial officer. “We have approximately $35 million available under our credit line to fund additional acquisition opportunities.”
Outlook and Guidance
     “The hotel industry continues its upward trend, with business and leisure travel demand remaining very positive and supply growing at a constrained rate,” Hewitt said. “Based on solid fundamentals and the diversification of our revenue sources, we are very confident in our ability to execute our growth strategy, strengthen our core business, and drive value for our shareholders.”
     The company provides the following guidance for the third-quarter and full-year 2006:
•	RevPAR, on a same-store basis, is expected to increase 7.0 to 8.0 percent in the third quarter and 8.5 to 10.5 percent for the full year;

•	Net income of $3.2 million to $3.8 million in the third quarter and $15.4 million to $16.6 million for the full year;

•	Diluted earnings per share of $0.10 to $0.12 for the third quarter and $0.49 to $0.53 for the full year;

•	Adjusted net income of $3.2 million to $3.8 million in the third quarter and $20.5 million to $21.7 million for the full year;

•	Adjusted diluted earnings per share of $0.10 to $0.12 for the third quarter and $0.65 to $0.69 for the full year;

•	Adjusted EBITDA of $9.0 million to $10.0 million for the third quarter and $50.5 million to $52.5 million for the full year.
     Interstate will hold a conference call to discuss its second-quarter results today, August 8th, at 10 a.m. Eastern Time. To hear the webcast, interested parties may visit the company’s
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Web site at www.ihrco.com and click on Investor Relations and then Second-Quarter Conference Call. A replay of the conference call will be available until midnight on Tuesday, August 15, 2006, by dialing (800) 405-2236, reference number 11065823, and an archived webcast of the conference call will be posted on the company’s Web site through September 8, 2006.
     As of June 30th, Interstate Hotels & Resorts operated 262 hospitality properties with more than 59,000 rooms in 41 states, the District of Columbia, Canada, and Russia. BridgeStreet Worldwide, an Interstate Hotels & Resorts subsidiary, is one of the world’s largest corporate housing providers. BridgeStreet and its network of Global Partners offer more than 9,500 corporate apartments located in more than 95 MSAs throughout the United States and internationally. For more information about Interstate Hotels & Resorts, visit the company’s Web site: www.ihrco.com.
Non-GAAP Financial Measures
     Included in this press release are certain non-GAAP financial measures, which are measures of our historical or estimated future performance that are different from measures calculated and presented in accordance with generally accepted accounting principles in the United States of America, within the meaning of applicable Securities and Exchange Commission rules, that we believe are useful to investors. They are as follows: (i) Earnings before interest, taxes, depreciation and amortization (or “EBITDA”) and (ii) Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS. The following discussion defines these terms and presents the reasons we believe they are useful measures of our performance.
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EBITDA
     A significant portion of our non-current assets consists of intangible and long lived assets, which includes the cost of our three owned hotels. Intangible assets, excluding goodwill, are amortized over their expected term. Property and equipment is depreciated over its useful life. Because amortization and depreciation are non-cash items, management and many industry investors believe the presentation of EBITDA is useful. We believe EBITDA provides useful information to investors regarding our performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions. It is also widely used by management in the annual budget process. We believe that the rating agencies and a number of lenders use EBITDA for those purposes and a number of restrictive covenants related to our indebtedness use measures similar to EBITDA presented herein.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS
     We define Adjusted EBITDA as excluding the effects of certain charges, transactions and expenses incurred in connection with events management believes are not reasonably likely to recur or have a continuing effect on our ongoing operations. These charges include restructuring and severance expenses, asset impairments and write-offs, equity in earnings (losses) of affiliates, gains and losses on asset dispositions and other investments, and other non-cash charges.
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     Similarly, we define Adjusted net income and Adjusted diluted EPS as net income and diluted EPS, without the effects of those same charges, transactions and expenses described earlier. We believe that Adjusted EBITDA and Adjusted net income and Adjusted diluted EPS are useful performance measures because including these expenses, transactions, and special charges may either mask or exaggerate trends in our ongoing operating performance. Furthermore, performance measures that include these charges may not be indicative of the continuing performance of our underlying business. Therefore, we present Adjusted EBITDA and Adjusted net income and Adjusted diluted EPS because they may help investors to compare our performance before the effect of various items that do not directly affect our ongoing operating performance.
Limitations on the use of EBITDA, Adjusted EBITDA and Adjusted Net Income
     We calculate EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS as we believe they are important measures for our management’s and our investors’ understanding of our operations. These may not be comparable to measures with similar titles as calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash receipts and expenditures from investments, interest expense and other non-cash items have been and will be incurred and are not reflected in the EBITDA and Adjusted EBITDA presentations. Adjusted net income and Adjusted diluted EPS do not include cash receipts and expenditures related to those same items and charges discussed above. Management compensates for these limitations by separately considering these excluded
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items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA, Adjusted EBITDA, Adjusted net income, and Adjusted diluted EPS should not be considered a measure of our liquidity. Adjusted net income and Adjusted diluted EPS should also not be used as a measure of amounts that accrue directly to our stockholders’ benefit.
     This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, about Interstate Hotels & Resorts, including those statements regarding future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking, although not all forward-looking statements will contain such words. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the volatility of the national economy, changes in business and leisure travel patterns or levels, fuel cost, economic conditions generally and the hotel and real estate markets specifically, international and geopolitical instability, health concerns, threatened or actual terrorist attacks, governmental actions, legislative and regulatory changes, availability of debt and equity capital, interest rates, competition, weather conditions or natural disasters, changes in supply and demand for lodging facilities in our current and proposed market areas, and the Company’s ability to manage integration and growth. Additional risks are discussed in Interstate Hotels & Resorts’ filings with the Securities and Exchange Commission, including Interstate Hotels & Resorts’ annual report on Form 10-K for the year ended December 31, 2005.

Interstate Hotels & Resorts, Inc.
Historical Statements of Operations
(Unaudited, In thousands except per share amounts)

	Three Months Ending June 30,		Six Months Ending June 30,
	2006	2005	2006	2005
Revenue:
Lodging	$6,418	$3,348	$11,455	$5,106
Management fees	17,383	16,750	40,246	30,944
Corporate housing	33,287	31,126	61,052	58,525
Other	2,718	2,978	6,429	5,735

	59,806	54,202	119,182	100,310
Other revenue from managed properties	217,824	231,853	442,773	423,740

Total revenue	277,630	286,055	561,955	524,050
Operating expenses by department:
Lodging	4,572	2,486	8,460	4,006
Corporate housing	26,193	24,620	49,183	48,029
Undistributed operating expenses:
Administrative and general	20,588	19,644	38,959	37,645
Depreciation and amortization	1,926	2,196	3,986	4,355
Restructuring and severance	—	96	—	2,043
Asset impairments and write-offs (1)	92	849	8,642	1,911

	53,371	49,891	109,230	97,989
Other expenses from managed properties	217,824	231,853	442,773	423,740

Total operating expenses	271,195	281,744	552,003	521,729

OPERATING INCOME	6,435	4,311	9,952	2,321
Interest income	545	362	931	503
Interest expense (2)	(1,978)	(2,321)	(4,041)	(6,253)
Equity in earnings (losses) of affiliates	123	350	(434)	3,192
Gain on sale of investments (3)	—	—	—	385

INCOME BEFORE MINORITY INTEREST AND INCOME TAXES	5,125	2,702	6,408	148
Income tax expense	(2,085)	(1,062)	(2,604)	(61)
Minority interest expense	(31)	(29)	(49)	(11)

INCOME FROM CONTINUING OPERATIONS	3,009	1,611	3,755	76
Income from discontinued operations, net of tax (4)	—	132	—	243

NET INCOME	$3,009	$1,743	$3,755	$319

BASIC AND DILUTIVE EARNINGS PER SHARE:
Continuing operations	$0.10	$0.06	$0.12	$—
Discontinued operations	—	—	—	0.01

Basic and dilutive earnings per share	$0.10	$0.06	$0.12	$0.01

Weighted average shares outstanding (in thousands):
Basic	30,890	30,515	30,788	30,485
Diluted (5)	31,276	30,791	31,089	30,779

Interstate Hotels & Resorts, Inc.
Hotel Level Operating Statistics
(Unaudited)
Same-store hotel operating statistics (6):

	Three Months Ending June 30,			Six Months Ending June 30,
	2006	2005	% change	2006	2005	% change
Full-service hotels:
Occupancy	76.6%	74.1%	3.4%	73.2%	70.5%	3.8%
ADR	$127.36	$117.92	8.0%	$125.58	$115.91	8.3%
RevPAR	$97.52	$87.37	11.6%	$91.96	$81.68	12.6%
Select-service hotels:
Occupancy	75.7%	74.8%	1.2%	72.1%	70.6%	2.1%
ADR	$97.41	$90.22	8.0%	$95.62	$88.44	8.1%
RevPAR	$73.75	$67.52	9.2%	$68.95	$62.43	10.4%
Total:
Occupancy	76.4%	74.2%	3.0%	73.0%	70.5%	3.5%
ADR	$121.43	$112.34	8.1%	$119.67	$110.42	8.4%
RevPAR	$92.77	$83.40	11.2%	$87.36	$77.83	12.2%

Interstate Hotels & Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures (7)
(Unaudited, in thousands except per share amounts)

	Three Months Ending June 30,		Six Months Ending June 30,
	2006	2005	2006	2005
Net income	$3,009	$1,743	$3,755	$319
Adjustments:
Depreciation and amortization	1,926	2,196	3,986	4,355
Interest expense, net	1,433	1,959	3,110	5,750
Discontinued operations, net (4)	—	167	—	325
Income tax expense	2,085	1,062	2,604	61

EBITDA	8,453	7,127	13,455	10,810
Restructuring and severance	—	96	—	2,043
Asset impairments and write-offs (1)	92	849	8,642	1,911
Gain on sale of investments (3)	—	—	—	(385)
Equity in (earnings) losses of affiliates	(123)	(350)	434	(3,192)
Minority interest expense	31	29	49	11

Adjusted EBITDA	$8,453	$7,751	$22,580	$11,198

	Three Months Ending June 30,		Six Months Ending June 30,
	2006	2005	2006	2005
Net income	$3,009	$1,743	$3,755	$319
Adjustments:
Restructuring and severance	—	96	—	2,043
Asset impairments and write-offs (1)	92	849	8,642	1,911
Gain on sale of investments (3)	—	—	—	(385)
Deferred financing costs write-off (2)	—	—	—	1,847
Equity interest in the gain on sale of joint venture properties (8)	—	(169)	—	(3,822)
Equity in the write-off of deferred financing costs (9)	—	—	—	295
Minority interest	(11)	(2)	(71)	(12)
Income tax rate adjustment (10)	(37)	126	(3,517)	(449)

Adjusted net income	$3,053	$2,643	$8,809	$1,747

Adjusted diluted earnings per share	$0.10	$0.09	$0.28	$0.06

Weighted average number of diluted shares outstanding (in thousands) (5):	31,276	30,791	31,089	30,779

Interstate Hotels & Resorts, Inc.
Outlook Reconciliation (7), (11)
(Unaudited)

	Forecast
	Three months	Year ending
	ending	December 31,
	September 30, 2006	2006
Net income	$3,500	$16,000
Depreciation and amortization	2,000	8,200
Interest expense, net	1,700	6,900
Income tax expense	2,400	11,100

EBITDA	9,600	42,200
Asset impairments and write-offs (1)	—	8,700
Equity in (earnings) losses of affiliates (12)	(100)	400
Minority interest expense	—	200

Adjusted EBITDA	$9,500	$51,500

Net income	$3,500	$16,000
Adjustments to net income:
Asset impairments and write-offs (1)	—	8,700
Income tax rate adjustment (10)	—	(3,600)

Adjusted net income	$3,500	$21,100

Adjusted diluted earnings per share (5)	$0.11	$0.67

Interstate Hotels & Resorts, Inc.
Notes to Financial Tables
(Unaudited)

(1)	This amount represents losses recorded for intangible costs associated with terminated management contracts and other asset impairments.

(2)	For the six months ended June 30, 2005, interest expense includes $1,847 of deferred financing fees expensed in connection with the refinancing of our senior secured credit facility.

(3)	In the first quarter of 2005, we recognized a gain of $385 from the exercise of stock warrants for stock in an unaffiliated company.

(4)	In September 2005, we completed the sale of the Pittsburgh Airport Residence Inn by Marriott. Accordingly, we have presented its operations as discontinued operations for the periods presented. In addition, the calculation of EBITDA reflects the add back of interest expense, depreciation and amortization, and income taxes related to those discontinued operations.

(5)	Our diluted earnings per share assumes the issuance of common stock for all potentially dilutive common stock equivalents outstanding. Potentially dilutive shares include restricted stock and stock options granted under our comprehensive stock plan and operating partnership units held by minority partners. No effect is shown for any securities that are anti-dilutive.

(6)	We present certain operating statistics (i.e. occupancy, RevPAR and ADR) for the periods included in this report on a same-store hotel basis. We define our same-store hotels as those which (i) are managed by us for the entirety of the reporting periods being compared or have been managed by us for part of the reporting periods compared and we have been able to obtain operating statistics for the period of time in which we did not manage the hotel, and (ii) have not sustained substantial property damage, business interruption or undergone large-scale capital projects during the reporting periods being reported. In addition, the operating results of hotels for which we no longer managed as of June 30, 2006 are also not included in same-store hotel results for the periods presented herein. Of the 262 properties that we managed as of June 30, 2006, 242 hotels have been classified as same-store hotels. RevPar is defined as revenue per available room. ADR is defined as average daily rate.

(7)	See discussion of EBITDA, adjusted EBTIDA, adjusted net income and adjusted diluted earnings per share, located in the “Non-GAAP Financial Measures” section, described earlier in this press release.

(8)	In the first quarter of 2005, one of our joint ventures sold the Hilton San Diego Gaslamp hotel and in the second quarter it sold the related retail space. We recognized $4,202 that represents our portion of the gain on the sale. In the second quarter, one of our joint ventures sold the Wyndham Milwaukee, of which our portion of the loss was $380. These amounts have been included in our equity in earnings of affiliates.

(9)	This amount is included in equity in earnings (losses) of affiliates and represents our portion of deferred financing costs written off in connection with the refinancing of the MIP joint venture’s senior debt.

(10)	This amount represents adjustments to recorded income tax expense at an effective tax rate of 41% as of June 30, 2006 and 28% as of June 30, 2005. In 2005, this effective tax rate differs from the effective tax rate reported in our historical statements of operations.

(11)	Our outlook reconciliation uses the mid-point of our estimates.

(12)	As previously disclosed in a company press release, on July 7, 2006, we sold our joint venture ownership in Marriott Sawgrass Resort & Spa. We are evaluating the timing and amounts of gain we will recognize under GAAP at this time, and are therefore excluding any gain recognition in our forecast. We also participated in the purchase by the new owner as a minority preferred equity partner and will continue to manage the property.